EXHIBIT 10.22(b)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PORTIONS WITH ASTERISKS (THE "MARK"). THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.



                                   ADDENDUM TO

                                LICENSE AGREEMENT

                                     BETWEEN

                         ADVANCED TISSUE SCIENCES, INC.

                         A DELAWARE CORPORATION, AS ATS

                                       AND

                               INAMED CORPORATION,

                         A DELAWARE CORPORATION, AS IMDC

     THIS ADDENDUM (the "Addendum") is made and entered into as of September 14, 1999 (the "Effective Date"), by and between Advanced Tissue Sciences, Inc., a Delaware corporation ("ATS"), and INAMED Corporation, a Delaware corporation ("IMDC").

                                    RECITALS
                                    --------

     A. ATS and IMDC entered into a License Agreement dated May 10, 1999 (the "License Agreement").

     B. Capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the License Agreement.

     C. Section 1.2 of the License Agreement granted IMDC an option to acquire from ATS a license with respect to the Second Phase Product Categories upon (i) the acquisition by IMDC of at least 50% of CGEN by September 30, 1999; and (ii) the payment of $2 million cash to ATS, as set forth in Section 2.1 of the License Agreement.

     D. IMDC has acquired at least 50% of CGEN, IMDC has made the $2 million payment to ATS, and IMDC has exercised said option to obtain a license with respect to the Second Phase Product Categories.

     E. Section 1.2 of the License Agreement required ATS and IMDC to enter into an addendum to the License Agreement implementing the exercise of said option.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.1 is modified as of the Effective Date to read as follows:

"1.1 (a) License to Use ATS Intellectual Property Rights for First Phase Product
         -----------------------------------------------------------------------
Categories AND SECOND PHASE PRODUCT CATEGORIES. ATS hereby grants to IMDC a
----------------------------------------------
non-
transferable, [**     ], worldwide license under the ATS Intellectual Property
Rights to make, use, sell and import the First Phase Subject Products AND THE SECOND PHASE SUBJECT PRODUCTS, subject to the terms of this License Agreement. IMDC's right to manufacture First Phase Subject Products AND SECOND PHASE SUBJECT PRODUCTS is expressly subject to ATS' (or ATS' Affiliates') first right to manufacture the First Phase Subject Products AND SECOND PHASE SUBJECT PRODUCTS as set forth in Section 4.2 ("ATS Right to Manufacture") The license set forth in this Section 1.2 does not include any sublicense rights EXCEPT WITH RESPECT TO THE URINARY INCONTINENCE PRODUCTS, WHICH SUBLICENSE RIGHTS ARE SET FORTH IN SECTION 1.1(B) HEREOF.

     IN WITNESS WHEREOF, the parties have executed this Addendum by their duly authorized representatives to be effective as of the date set forth above.

INAMED CORPORATION,                         ADVANCED TISSUE SCIENCES, INC.,
a Delaware corporation                      a Delaware corporation

By: /s/ Ilan K. Reich                       By: /s/ Arthur J. Benvenuto
  ---------------------------                  --------------------------------

Title: President and Co-CEO                 By: Chairman and CEO
      -----------------------                  --------------------------------